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                                                                       EXHIBIT 5

                           JONES, DAY, REAVIS & POGUE

                               3500 SunTrust Plaza
                            303 Peachtree Street, NE

                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                                  May 29, 1998

Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia  22102

Ladies and Gentlemen:

         We are acting as counsel to Nextel Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with (i) the offer to exchange (the "Senior Note Exchange Offer") $1,000 principal amount at maturity of the Company's 9.95% Senior Serial Redeemable Discount Notes due 2008 (the "Exchange Senior Notes") for each $1,000 principal amount at maturity of the Company's outstanding 9.95% Senior Serial Redeemable Discount Notes due 2008 (the "Private Notes"), (ii) the offer to exchange its outstanding 11.125% Series E Exchangeable Preferred Stock for an equal amount of newly issued 11.125% Series E Exchangeable Preferred Stock (the "Exchange Preferred Stock", together with the Exchange Senior Notes, the "New Securities") and (iii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration
Statement") (No.333-        ) filed with the Securities and Exchange Commission
by the Company for the purpose of registering the New Securities under the Securities Act of 1933, as amended (the "Act"). The Private Notes have been, and the Exchange Senior Notes will be, issued pursuant to an Indenture, dated as of February 11, 1998 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and representatives of the Company and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinions that:

         (a) When the Exchange Senior Notes, substantially in the form as set forth on an exhibit to the Indenture filed as Exhibit
                  4.11.2 to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Private Notes in accordance with the Senior Note Exchange Offer in the manner described in the Registration Statement, the Exchange Senior Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and

         (b) The Exchange Preferred Stock has been duly authorized and, when issued by the Company as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,


                                           /s/ JONES, DAY, REAVIS & POGUE
                                           ------------------------------
                                           JONES, DAY, REAVIS & POGUE


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